UNITED STATES
SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

DeFi Development Corp.
(Exact name of registrant as specified in its charter)

Nevada	83-2676794
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

6401 Congress Avenue, Suite 250 Boca Raton, FL	33487
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Variable Rate Series C Perpetual Preferred Stock, par value $0.00001 per share	The Nasdaq Stock Market LLC
(Title of each class to be registered)	(Name of each exchange on which each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-295142
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

This registration statement on Form 8-A registers the Variable Rate Series C Perpetual Preferred Stock, par value $0.00001 per share (the “CHAD Stock”), of DeFi Development Corp., a Nevada corporation (the “Registrant”), under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Securities Act”).
The CHAD Stock to be registered hereunder has been approved for listing on the Nasdaq Capital Market under the symbol “CHAD,” subject to official notice of issuance.
We hereby incorporate by reference herein the description of the CHAD Stock set forth under the caption “Description of Variable Rate Series C Perpetual Preferred Stock” in the Registrant’s preliminary prospectus supplement, dated August 31, 2026, filed with the Securities and Exchange Commission (the “Commission”) on August 31, 2026, as amended by our prospectus supplement relating to the CHAD Stock to be filed pursuant to Rule 424(b) under the Securities Act, that constitutes a part of our Registration Statement on Form S-3 (File No. 333-295142), which we filed with the Commission on April 17, 2026.

Item 2. Exhibits.

The following exhibit is filed as part of this registration statement:

No.	Exhibit
3.1	Articles of Incorporation of DeFi Development Corp (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the SEC on June 26, 2026).
3.2
Series A Preferred Stock Certificate of Designation (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-267907), filed with the SEC on July 14, 2023).

3.3	Bylaws of DeFi Development Corp (incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K filed with the SEC on June 26, 2026).
4.1	Certificate of Designation relating to the Variable Rate Series C Perpetual Stock (effective as of September 3, 2026).
4.2	Form of certificate representing the Variable Rate Series C Perpetual Preferred Stock (included as Exhibit A to Exhibit 4.1 above)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DeFi Development Corp.
Date: September 3, 2026	By: /s/Joseph Onorati
Joseph Onorati
Chief Executive Officer